List of Accredited Investors

Investor	Subscription Amount	Shares
Lewis Titterton	$125,000	357,143
Peter I. Higgins	$105,000	300,000
Stephen G. Lampe	$100,000	285,715
Patricia Petrie	$52,500	150,000
Mohammed R. Barajakly	$50,050	143,000
AMK Group	$25,000	71,429
Jamie A. & Leila M. Rome, JT	$25,000	71,429